                                                                      EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Consumer Portfolio Services, Inc. (the "Company") for the quarterly period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles E. Bradley, Jr., as Chief Executive Officer of the Company, and Robert E. Riedl, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES E. BRADLEY, JR.
------------------------------
Charles E. Bradley, Jr.
Chief Executive Officer
May 13, 2005

/s/ ROBERT E. RIEDL
------------------------------
Robert E. Riedl
Chief Financial Officer
May 16, 2005

This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.